Exhibit 10.15

EXECUTION COPY

SECURITYHOLDERS AGREEMENT

DATED AS OF APRIL 2, 2007

AMONG

PEAK HOLDINGS LLC

AND

THE OTHER PARTIES HERETO

i

ARTICLE VII AMENDMENT AND TERMINATION		25

7.1	Amendment and Waiver	25
7.2	Termination of Agreement	25
7.3	Termination as to a Party	26

ARTICLE VIII MISCELLANEOUS		26

8.1	Certain Defined Terms	26
8.2	Legends	32
8.3	Severability	33
8.4	Entire Agreement	33
8.5	Successors and Assigns	33
8.6	Counterparts	33
8.7	Remedies	33
8.8	Notices	34
8.9	Governing Law	35
8.10	Descriptive Headings	35

ii

EXECUTION COPY

SECURITYHOLDERS AGREEMENT

This Securityholders Agreement (this “Agreement”) is entered into as of April 2, 2007 by and among (i) Peak Holdings LLC, a Delaware limited liability company (the “Company”), (ii) Blackstone Capital Partners V L.P., a Delaware limited partnership (“BCP”), (iii) Blackstone Capital Partners V-AC L.P., a Delaware limited partnership (“BCP V-AC”), (iv) Blackstone Family Investment Partnership V L.P., a Delaware limited partnership (“BFIP V”), (v) Blackstone Family Investment Partnership V-A L.P., a Delaware limited partnership (“BFIP V-A”), (vi) Blackstone Participation Partnership V L.P., a Delaware limited partnership (“BPP V” and, together with BCP, BCP V-AC, BFIP V and BFIP V-A, “Blackstone”), (vii) parties to this Agreement who are identified as Employees on the signature page hereto (each, an “Employee” and, collectively, the “Employees”), and (viii) each other holder of Securities who hereafter executes a separate agreement to be bound by the terms hereof (Blackstone, the Employees and each other Person that is or may become a party to this Agreement as contemplated hereby are sometimes referred to herein collectively as the “Securityholders” and individually as a “Securityholder”). Certain capitalized terms used herein are defined in Section 8.1.

The parties hereto agree as follows:

ARTICLE I

REPRESENTATIONS AND WARRANTIES

OF THE PARTIES

1.1 Representations and Warranties of the Company. The Company hereby represents and warrants to the Securityholders that as of the date of this Agreement:

(a) it is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, it has full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and the execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action;

(b) this Agreement has been duly and validly executed and delivered by the Company and constitutes a legal and binding obligation of the Company, enforceable against the Company in accordance with its terms; and

(c) the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach or default under, any term or condition of the Company’s organizational documents or any agreement or instrument to which the Company is a party or by which it is bound.

1.2 Representations and Warranties of the Securityholders. Each Securityholder (as to himself or itself only) represents and warrants to the Company and the other Securityholders that, as of the time such Securityholder becomes a party to this Agreement:

(a) this Agreement (or the separate joinder agreement executed by such Securityholder) has been duly and validly executed and delivered by such Securityholder, and this Agreement constitutes a legal and binding obligation of such Securityholder, enforceable against such Securityholder in accordance with its terms; and

(b) the execution, delivery and performance by such Securityholder of this Agreement (or any joinder to this Agreement) and the consummation by such Securityholder of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Securityholder is subject, (ii) violate any order, judgment or decree applicable to such Securityholder, or (iii) conflict with, or result in a breach or default under, any term or condition of any agreement or other instrument to which such Securityholder is a party or by which such Securityholder is bound.

ARTICLE II

VOTING AGREEMENTS

2.1 Election of Directors.

(a) On or prior to the Lapse Date (as defined in Section 3.1), each Person, other than the Company, that is a party to this Agreement hereby agrees that such Person will vote, or cause to be voted, all voting securities of the Company over which such Person has the power to vote or direct the voting, and will take all other necessary or desirable action within such Person’s control, and the Company will take all necessary and desirable actions within its control, to cause the authorized number of directors for each of the respective boards of directors of the Company and its Subsidiaries to be established at up to seven directors, and to elect or cause to be elected to the respective boards of directors of the Company and each of its Subsidiaries and cause to be continued in office, such individuals as are designated from time to time by the Blackstone Majority Holders.

(b) If at any time on or prior to the Lapse Date the Blackstone Majority Holders shall notify the other parties to this Agreement of their desire to remove, with or without cause, any individual from a Company or Subsidiary directorship, all such parties so notified will vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which they have the power to vote or direct the voting, and shall take all such other actions promptly as shall be necessary or desirable to cause the removal of such director.

(c) If at any time on or prior to the Lapse Date any director ceases to serve on the board of directors of the Company or any of its Subsidiaries (whether due to resignation, removal or otherwise), the Blackstone Majority Holders shall be entitled to designate a successor member/director to fill the vacancy created thereby. Each Person that is a party hereto agrees to vote, or cause to be voted, all voting securities of the Company and the aforementioned Subsidiaries over which such Person has the power to vote or direct the voting, and shall take all such other actions as shall be necessary or desirable to cause the designated successor to be elected to fill such vacancy.

(d) Nothing in this Agreement shall be construed to impair any rights that the unitholders or stockholders of the Company or any Subsidiary of the Company may have to remove any director for cause under applicable law, the LLC Agreement or the organizational documents of the Company or such Subsidiary, as the case may be. No such removal of an individual designated pursuant to this Section 2.1 for cause shall affect any of the Blackstone Majority Holders’ rights to designate a different individual pursuant to this Section 2.1 to fill the position from which such individual was removed. Nothing in this Section 2.1 shall diminish the rights of any Employee under an employment agreement with the Company (or any Affiliate of the Company) resulting from the failure to elect or reelect the Employee as a director, or the removal of such Employee as a director, of the Company (or of any Affiliate of the Company).

(e) The provisions of this Section 2.1 shall remain in effect following the first Public Offering.

2.2 Other Voting Matters.

(a) Subject to Section 7.5 of the LLC Agreement, each party to this Agreement hereby agrees that such party will vote, or cause to be voted, all voting securities of the Company and its Subsidiaries over which such party has the power to vote or direct the voting, either in person or by proxy, whether at a securityholders meeting, or by written consent, in the manner in which the Blackstone Majority Holders direct in connection with the approval of any amendment or amendments to the Company’s organizational documents, the merger, security exchange, combination or consolidation of the Company with any other Person or Persons, the sale, lease or exchange of all or substantially all of the property and assets of the Company and its Subsidiaries on a consolidated basis, and the reorganization, recapitalization, liquidation, dissolution or winding-up of the Company. Nothing in this Section 2.2 shall diminish the rights of any Employee holding Employee Securities under the Employee’s Management Subscription Agreement with the Company.

(b) In order to effectuate the provisions of Sections 2.1 and 2.2 hereof, each holder of Employee Securities hereby grants to Jeffrey P. Ansell, or if Jeffrey P. Ansell shall cease to be the Chief Executive Officer of the Company, to his successor in such position with the Company, or if the Chief Executive Officer of the Company shall be unable to exercise this proxy due to illness or absence or if the position of Chief Executive Officer of the Company shall be vacant, to the General Counsel of the Company, a proxy to vote at any annual or special meeting of Securityholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take action in respect of, all of the Securities owned or held of record by such holder in connection with the matters set forth in Sections 2.1 and 2.2 hereof in accordance with the provisions of Sections 2.1 and 2.2 hereof. Each of the proxies granted hereby is irrevocable and is coupled with an interest. To effectuate the provisions of this Section 2.2(b), the Secretary of each of the Company and each of the aforementioned Subsidiaries of the Company, or if there be no Secretary such other officer or employee of the Company or such Subsidiaries as the board of directors of the Company or such Subsidiaries may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 2.2(b).

ARTICLE III

TRANSFERS OF SECURITIES

3.1 Restrictions on Transfer of Employee Securities. Prior to the earliest of (i) a Qualified Public Offering, (ii) the occurrence of a Change of Control and (ii) the seventh anniversary of the Closing Date (the “Lapse Date”), no holder of Employee Securities may Transfer any Employee Securities except in an Exempt Employee Transfer.

3.2 Right of First Refusal.

(a) If, at any time on or after the Lapse Date and prior to a Public Offering, any holder of Employee Securities (for purposes of this Section 3.2(a), a “Selling Employee Holder”) proposes to sell any or all of his Employee Securities (other than an Exempt Employee Transfer) to a third party (a “Proposed Sale”), such Selling Employee Holder shall first notify the Company in writing. Such Selling Employee Holder’s notice to the Company (the “Proposed Sale Notice”) shall (i) state such Selling Employee Holder’s intention to sell Employee Securities to one or more persons, the amount of Employee Securities to be sold, the purchase price therefor, and the other material terms of the Proposed Sale and (ii) contain an irrevocable offer to sell such Employee Securities to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Proposed Sale.

(b) At any time within thirty (30) days after the date of the receipt by the Company of the Proposed Sale Notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the Employee Securities covered by the Proposed Sale Notice at the same price and on the same terms and conditions of the Proposed Sale (or, if the Proposed Sale includes any consideration other than cash, then, at the sole option of the Company, at the equivalent all cash price, determined in good faith by the board directors of the Company), by delivering a certified bank check or checks in the appropriate amount (or by wire transfer of immediately available funds, if the Selling Employee Holder provides to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Selling Employee Holder at the principal office of the Company against delivery of certificates or other instruments representing the Employee Securities so purchased, appropriately endorsed by the Selling Employee Holder. If at the end of the 30-day period, the Company or such third party has not tendered the purchase price for such Employee Securities in the manner set forth above, the Selling Employee Holder may, during the succeeding 30-day period, sell not less than all of the Employee Securities covered by the Proposed Sale to a third party on terms no less favorable to the Selling Employee Holder than those contained in the Proposed Sale Notice. Promptly after such sale, the Selling Employee Holder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of thirty (30) days following the expiration of the 30-day period during which the Company is entitled hereunder to purchase the Employee Securities, the Selling Employee Holder has not completed the sale of such Employee Securities as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such Employee Securities.

3.3 Restrictions on Transfers of Blackstone Securities.

(a) Tag-Along Rights.

(i) Subject to Section 3.3(a)(ii) and (iii) and except as otherwise agreed, prior to making any Transfer of Blackstone Securities (other than a Transfer described in Section 3.3(b)) representing in excess of 25% of the Blackstone Securities (measured by voting power and taking into account all previous sales of Blackstone Securities, other than sales described in Section 3.3(b)) held by Blackstone on the Closing Date, any holder of Blackstone Securities proposing to make such a Transfer (for purposes of this Section 3.3, a “Selling Blackstone Holder”) shall give at least fifteen (15) days’ prior written notice to each holder of Employee Securities (for purposes of this Section 3.3, each an “Other Holder”) and the Company, which notice (for purposes of this Section 3.3, the “Sale Notice”) shall identify the type and amount of Blackstone Securities to be sold (for purposes of this Section 3.3, the “Offered Securities”), describe the terms and conditions of such proposed Transfer, and identify each prospective Transferee. Any of the Other Holders may, within ten (10) days of the receipt of the Sale Notice, give written notice (each, a “Tag-Along Notice”) to the Selling Blackstone Holder that such Other Holder wishes to participate in such proposed Transfer upon the terms and conditions set forth in the Sale Notice, which Tag-Along Notice shall specify the Employee Securities such Other Holder desires to include in such proposed Transfer; provided, however, that (1) each Other Holder shall be required, as a condition to being permitted to sell Employee Securities pursuant to this Section 3.3(a) in connection with a Transfer of Offered Securities, to elect to sell Employee Securities of the same type and class and in the same relative proportions (which proportions shall be determined on a unit for unit or, as the case may be, share for share basis and on the basis of aggregate liquidation value with respect to Preferred Units or Preferred Stock) as the Securities which comprise the Offered Securities, (2) Employee Securities that are subject to vesting shall not be entitled to be sold pursuant to this Section 3.3(a) unless such Employee Securities have fully vested; and (3) to exercise its tag-along rights hereunder, each Other Holder must agree to make to the Transferee the same representations, warranties, covenants, indemnities and agreements as the Selling Blackstone Holder agrees to make in connection with the Transfer of the Offered Securities (except that in the case of representations and warranties pertaining specifically to, or covenants made specifically by, the Selling Blackstone Holder, the Other Holders shall make comparable representations and warranties pertaining specifically to (and, as applicable, covenants by) themselves), and must agree to bear his or its ratable share (which may be joint and several but shall be based on, and limited to, the value of Securities that are Transferred by each such Securityholder) of all liabilities to the Transferees arising out of representations, warranties and covenants (other than those representations, warranties and covenants that pertain specifically to a given Securityholder, who shall bear all of the liability related thereto), indemnities or other agreements made in connection with the Transfer. Each Securityholder will bear (x) its or his own costs of any sale of Securities pursuant to this Section 3.3(a)(i) and (y) its or his pro-rata share (based upon the relative amount of proceeds received for the Securities sold) of the costs of any sale of Securities pursuant to this Section 3.3(a)(i) (excluding all amounts paid to any Securityholder or his or its Affiliates as a transaction fee, broker’s fee, finder’s fee, advisory fee, success fee, or other similar fee or charge related to the consummation of such sale) to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Transferee.

(ii) Notwithstanding Section 3.3(a)(i), a Selling Blackstone Holder may not Transfer any Class A-1 Units (other than a Transfer described in Section 3.3(b)) representing in excess of 25% of the Blackstone Securities (measured by voting power), unless, prior to such Transfer, the Board in good faith determines the Fair Market Value of the Class B-1 Units, Class B-2 Units and Class B-3 Units held by the Other Holders (with the valuation to be based on the requirements for determining Fair Market Value set forth in the Other Holder’s Management Security Agreement) and such Other Holders are given the opportunity, as each such Other Holder shall elect, either (x) to convert such Class B Units which are Vested Units into Class A-2 Units based upon such valuation and participate in such Transfer or (y) in lieu of such conversion, to sell additional Class A-2 Units in such Transfer having an aggregate value equal to the aggregate value of such Class B Units as determined above, in each case pursuant to the provisions of Section 3(a)(i).

(iii) If none of the Other Holders gives the Selling Blackstone Holder a timely Tag-Along Notice with respect to the Transfer proposed in the Sale Notice, then (notwithstanding the first sentence of Section 3.3(a)(i)) the Selling Blackstone Holder may Transfer such Offered Securities on the terms and conditions set forth, and to or among any of the Transferees identified (or Affiliates of Transferees identified), in the Sale Notice at any time within ninety (90) days after expiration of the ten-day period for giving Tag-Along Notices with respect to such Transfer. Any such Offered Securities not Transferred by the Selling Blackstone Holder during such ninety-day period will again be subject to the provisions of this Section 3.3(a) upon subsequent Transfer. If one or more Other Holders give the Selling Blackstone Holder a timely Tag-Along Notice, then the Selling Blackstone Holder shall use its reasonable efforts to obtain the agreement of the prospective Transferee(s) to the participation of the Other Holders in any contemplated Transfer, on the same terms and conditions as are applicable to the Offered Securities, and no Selling Blackstone Holder shall transfer any of its units or shares, as the case may be, to any prospective Transferee if such prospective Transferee(s) declines to allow the participation of the Other Holders. If the prospective Transferee(s) is unwilling or unable to acquire all of the Offered Securities and all of the Employee Securities specified in a timely Tag-Along Notice upon such terms, then the Selling Blackstone Holder may elect either to cancel such proposed Transfer or to allocate the maximum number of each class of Securities that the prospective Transferees are willing to purchase (the “Allocable Shares”) among the Selling Blackstone Holder and the Other Holders giving timely Tag-Along Notices as follows (it being understood that the prospective Transferees shall be required to purchase Securities of the same class on the same terms and conditions taking into account the provisions of clause (1) of Section 3.3(a)(i), and to consummate such Transfer on those terms and conditions):

(A) each participating Securityholder (including the Selling Blackstone Holder) shall be entitled to sell a number of shares of each class of Securities (taking into account the provisions of clause (1) of Section 3.3(a)(i)) (not to exceed, for any Other Holder, the number of shares of such class of Securities identified in such Other Holder’s Tag-Along Notice) equal to the product of (A) the number of Allocable Shares of such class of Securities and (B) a fraction, the numerator of which is such Securityholder’s Ownership Percentage of such class of Securities and the denominator of which is the aggregate Ownership Percentage for all participating Securityholders of such class of Securities; provided, however, that if a Securityholder was unable to sell Securities in one or more prior Transfers effected pursuant to this Section 3.3(a) because of clause (2) of Section 3.3(a)(i) and, as a result, the aggregate percentage of Securities sold by such Securityholder in Transfers effected pursuant to this Section 3.3(a) is less than the aggregate percentage of Securities sold by Blackstone in such Transfers, then additional Allocable Shares shall be allocated to such Securityholder (not to exceed the number of Securities identified in such Securityholder’s Tag-Along Notice) in priority over other Securityholders until, after giving effect to the Transfer proposed to be effected, the aggregate percentage of Securities sold by Blackstone and such Securityholder are equal; and

(B) if after allocating the Allocable Shares of any class of Securities to such Securityholders in accordance with clause (i) above, there are any Allocable Shares of such class that remain unallocated, then they shall be allocated (in one or more successive allocations on the basis of the allocation method specified in clause (i) above) among the Selling

Blackstone Holder and each such Other Holder that has elected in its Tag-Along Notice to sell a greater number of shares of such class of Securities than previously has been allocated to it pursuant to clause (i) and this clause (ii) (all of whom (but no others) shall, for purposes of clause (i) above, be deemed to be the participating Securityholders) until all such Allocable Shares have been allocated in accordance with this clause (ii).

(b) Excluded Transfers. The rights and restrictions contained in Section 3.3(a) shall not apply with respect to any of the following Transfers of Securities:

(i) any Transfer of Blackstone Securities to any Person or group of Persons on or prior to the one-year anniversary of the Closing Date in connection with the syndication of such Blackstone Securities;

(ii) any Transfer of Blackstone Securities in a Public Sale (subject to the registration rights of holders of Employee Securities in Section 5.2);

(iii) any Transfer of Blackstone Securities to and among the members or partners of Blackstone and the members, partners, securityholders and employees of such partners (subject to compliance with Sections 3.4 and 3.5 hereof);

(iv) any Transfer of Blackstone Securities in accordance with Section 4.1;

(v) any Transfer of Blackstone Securities incidental to the exercise, conversion or exchange of such securities in accordance with their terms or any reclassification or combination of shares (including any reverse stock split);

(vi) any Transfer of Blackstone Securities to employees or directors of, or consultants to, any of the Company and its Subsidiaries; and

(vii) any Transfer constituting an Exempt Individual Transfer.

(c) Excluded Securities. No Securities that have been transferred by the Selling Blackstone Holder or an Other Holder in a Transfer pursuant to the provisions of Section 3.3(a) (“Excluded Securities”) shall be subject again to the restrictions set forth in Section 3.3(a), nor shall any Securityholder holding Excluded Securities be entitled to exercise any rights as an Other Holder under Section 3.3(a) with respect to such Excluded Securities, and no Excluded Securities held by a Selling Blackstone Holder or any Other Holder shall be counted in determining the respective participation rights of such Holders in a Transfer subject to Section 3.3(a).

(d) The provisions of this Section 3.3 shall remain in effect following the first Public Offering.

3.4 Securities Act Compliance No Securities may be transferred by a holder of Employee Securities (other than pursuant to an effective registration statement under the Securities Act) unless such Securityholder first delivers to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to the effect that such Transfer is not required to be registered under the Securities Act.

3.5 Certain Transferees Bound by Agreement Subject to compliance with the other provisions of this Article III, any Securityholder may Transfer any Securities held by such Securityholder in accordance with applicable law; provided, however, that if the Transfer is not made pursuant to a Public Sale or a transaction the consummation of which will cause the termination of this Agreement pursuant to Article VI, then the Transferor of such Security shall first deliver to the Company a written agreement of the proposed Transferee (excluding a Transferee that is a Limited Partner) to become a Securityholder and to be bound by the terms of this Agreement (unless such proposed Transferee is already a Securityholder). All Employee Securities will continue to be Employee Securities in the hands of any Transferee (other than the Company, Blackstone or any Transferee in a Public Sale); provided that Employee Securities Transferred pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3(a) shall not be subject to the provisions of Section 3.1 in the hands of the Transferee or any subsequent Transferee. All Blackstone Securities will continue to be Blackstone Securities in the hands of any Transferee (other than the Company, the Employees or a Transferee in a Public Sale).

3.6 Transfers in Violation of Agreement Any Transfer or attempted Transfer of any Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Securities as the owner of such Securities for any purpose.

ARTICLE IV

DRAG-ALONG RIGHTS

ON APPROVED SALE

4.1 Drag-Along Rights.

(a) Subject to the next paragraph, if Blackstone elects to consummate, or to cause the Company to consummate, a transaction constituting a Change of Control, Blackstone shall notify the Company and the other Securityholders in writing of that election, the other Securityholders will consent to and raise no objections to the proposed transaction, and the Securityholders and the Company will take all other actions reasonably necessary or desirable to cause the consummation of such transaction on the terms proposed by Blackstone (a “Drag Along Sale”). Without limiting the foregoing, (i) if the proposed Drag Along Sale is structured as a sale of assets or a merger or consolidation, or otherwise requires stockholder approval, the Securityholders and the Company will vote or cause to be voted all Securities that they hold or with respect to which such Securityholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and will waive any appraisal rights which they may have in connection therewith, and (ii) if the proposed Drag Along Sale is structured as or involves a sale or redemption of Securities, the Securityholders will agree to sell their pro-rata share of the Securities being sold in such Drag Along Sale on the terms and conditions approved by Blackstone, and the Securityholders will execute any merger, asset purchase, security purchase, recapitalization or other sale agreement approved by Blackstone in connection with such Change of Control.

Notwithstanding the foregoing, Blackstone shall not require the sale pursuant to this Section 4.1(a) of Class B-1 Units, Class B-2 Units or Class B-3 Units owned by Employees unless, prior to the consummation of any Drag Along Sale, the Board in good faith determines the Fair Market Value of the Class B-1 Units, Class B-2 Units and Class B-3 Units held by the Employees (with the valuation to be based on the requirements for determining Fair Market Value set forth in the Employee’s Management Security Agreement) and such Employees are given the opportunity, as each such Employee shall elect, either (x) to convert such Units into Class A-2 Units based upon such valuation and participate on that as-converted basis in such Drag Along Sale or (y) in lieu of such conversion, to include additional Class A-2 Units in such Drag Along Sale having an aggregate value equal to the aggregate value of such Class B Units as determined above, in each case pursuant to the provisions of this Section 4.1.

(b) The obligations of the Securityholders with respect to the Drag Along Sale are subject to the satisfaction of the following conditions: (i) upon the consummation of the Drag Along Sale, all of the holders of a particular class or series of Securities (if any consideration is to be received by any of them) shall receive the same form and amount of consideration per share, unit or amount of Securities, or if any holders of a particular class or series of Securities are given an option as to the form and amount of consideration to be received, all holders of such class or series will be given the same option, (ii) if consideration is to be received by holders of Securities, all holders of then currently exercisable rights to acquire a particular class or series of Securities will be given an opportunity to either (A) exercise such rights prior to the consummation of the Drag Along Sale and participate in such sale as holders of such Securities or (B) upon the consummation of the Drag Along Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share, unit or amount of Securities received by the holders of such type and class of Securities in connection with the Drag Along Sale less the exercise price per share, unit or amount of such rights to acquire such Securities by (2) the number of shares, units or aggregate amount of Securities represented by such rights, and (iii) if consideration is to be received by holders of Securities, the holders of Preferred Units or, as the case may be, Preferred Stock shall receive consideration in respect of all of the issued and outstanding shares of Preferred Units or, as the case may be, Preferred Stock in such Drag Along Sale having a fair market value equal to the aggregate liquidation value and preferred return of such Preferred Units or, as the case may be, Preferred Stock before any consideration is paid in respect of the Class A Units or, as the case may be, Common Stock in such Drag Along Sale.

(c) Each Securityholder will bear its or his pro-rata share (based upon the relative amount of proceeds received for the Securities sold) of the reasonable costs of any sale of Securities pursuant to a Drag Along Sale to the extent such costs are incurred for the benefit of all Securityholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Securityholder for its or his sole benefit will not be considered costs of the transaction hereunder. In the event that any transaction that Blackstone elects to consummate or cause to be consummated pursuant to this Section 4.1 is not consummated for any reason, the Company will reimburse Blackstone for all actual and reasonable expenses paid or incurred by Blackstone in connection therewith.

(d) Notwithstanding any provision in this Agreement to the contrary, BMP (as defined in the Management Agreement) shall be entitled to be paid customary and reasonable fees by the Company for any investment banking services provided by it in connection with a Change of Control.

(e) The provisions of this Section 4.1 shall remain in effect following the first Public Offering.

ARTICLE V

REGISTRATION RIGHTS

5.1 Demand Registrations.

(a) Requests for Registration. Subject to the provisions of this Article V, the holders of a majority of Blackstone Securities that constitute Registrable Securities shall have the right (the “Blackstone Demand Right”) to request registration under the Securities Act of all or any portion of the Registrable Securities held by such Securityholders (in each case, referred to herein as the “Requesting Holders”) by delivering a written notice to the principal business office of the Company, which notice identifies the Requesting Holders and specifies the number of Registrable Securities to be included in such registration (the “Registration Request”). Subject to the restrictions set forth in paragraph 5.1(d), the Company will give prompt written notice of such Registration Request (the “Registration Notice”) to all other holders of Registrable Securities and will thereupon use its best efforts to effect the registration (a “Demand Registration”) under the Securities Act on any form available to the Company of:

(i) the Registrable Securities requested to be registered by the Requesting Holders;

(ii) all other Registrable Securities of the same type and class which the Company has received a written request to register within 30 days after the Registration Notice is given and any securities of the Company proposed to be included in such registration by the Company for its own account; and

(iii) any securities of the Company proposed to be included in such registration by the holders of registration rights granted other than pursuant to this Agreement (“Other Registration Rights”).

(b) Preservation of Demand Registration. A registration undertaken by the Company at the request of the Requesting Holder will not count as a Demand Registration:

(i) if, pursuant to the Blackstone Demand Right, the Requesting Holders fail to register and sell at least 75% of the Registrable Securities requested to be included in such registration by them, unless such failure results from any act of, or failure to act by, any of the Requesting Holders (provided that if the Requesting Holders withdraw their Registration Request prior to the time the registration statement therefore is declared effective and promptly reimburse the Company for all Registration Expenses incurred by the Company in connection with effecting such registration, such Registration Request shall not count as a Demand Registration); or

(ii) if the Requesting Holders withdraw a Registration Request (A) upon the determination of the board of directors of the Company to postpone the filing or effectiveness of a Registration Statement pursuant to paragraph 5.1(d) or (B) within ten days of receiving notice from the Company of its intent to exercise its Priority Right in connection with such registration.

(c) Priority on Demand Registration. If the sole or managing underwriter of a Demand Registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the greatest number of (i) Registrable Securities proposed to be registered by the holders thereof, (ii) securities having Other Registration Rights that are pari passu with the demand rights granted in respect of Registrable Securities hereunder proposed to be registered by the holders thereof and (iii) securities proposed to be registered by the Company for its own account which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities, the holders of such Other Registration Rights and the Company, based (A) as between the Company and such holders requesting registration, on the respective amounts of securities requested to be registered, and (B) as among the holders requesting registration, on the respective amounts of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or 5.2) and securities subject to such Other Registration Rights, as the case may be, held by each such holder; provided, however, that the Company shall have the right (the “Priority Right”) to receive priority over all holders of Registrable Securities in any Demand Registration to be effected under this Section 5.1 with respect to securities that the Company proposes to include in such registration for its own account by giving written notice of its election to exercise such Priority Right to the holders of Registrable Securities requesting registration thereof.

(d) Restrictions on Demand Registrations. Except as otherwise provided in this Section 5.1(d), the Company shall be obligated to effect eight Demand Registrations pursuant to a Blackstone Demand Right. Any Demand Registration requested must be for a firmly underwritten public offering to be managed by an underwriter or underwriters of recognized national standing selected by the Requesting Holders and reasonably acceptable to the Company.

(e) Stock Splits. In connection with any Demand Registration pursuant to this Section 5.1, each party to this Agreement will vote, or cause to be voted, all securities of the Company over which it has the power to vote or direct the voting to effect any stock split which, in the opinion of the sole or managing underwriter, is necessary to facilitate the effectiveness of such Demand Registration.

5.2 Incidental Registration.

Requests for Incidental Registration. At any time the Company proposes to register any shares of Common Stock under the Securities Act (other than registrations on such form(s) solely for registration of Common Stock in connection with any employee benefit plan or dividend reinvestment plan or a merger or consolidation), including registrations pursuant to Section 5.1(a), whether or not for sale for its own account, the Company will give written notice to each holder of Registrable Securities at least thirty (30) days prior to the initial filing of such Registration Statement with the SEC of its intent to file such registration statement and of such holder’s rights under this Section 5.2; provided, the Employee Holders shall be given an opportunity, as each such Employee Holder shall elect, either (x) to convert all Class B Units which are Vested Units into Class A-2 Units which shall be Registrable Securities, such conversion to be based on the Fair Market Value of such Class B Units as determined by the Board in good faith (with the valuation to be based on the requirements for determining Fair Market Value set forth in the Employee’s Management Security Agreement) or (y) in lieu of such conversion, to include additional Class A-2 Units in such registration having an aggregate value equal to the aggregate value of such Class B Units as determined above, in each case pursuant to the provisions of this Section 5.3. Upon the written request of any holder of Registrable Securities made within twenty (20) days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such holder), the Company will use its best efforts to effect the registration (an “Incidental Registration”) under the Securities Act of all Registrable Securities which the Company, as the case may be, has been so requested to register by the holders thereof; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such Incidental Registration (each an “Incidental Registration Statement”), the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities under this Section 5.2 in connection with such registration (but not from its obligation to pay the expenses incurred in connection therewith), and (ii) in the case of a determination to delay registration, the Company shall be permitted to delay registering any Registrable Securities under this Section 5.2 during the period that the registration of such other securities is delayed. The foregoing provisions of this Section 5.2(a) to the contrary notwithstanding, this Section 5.2(a) shall not apply to Employee Securities in connection with an initial Public Offering or a subsequent Public Offering that, taking into account all shares issued in all previous Public Offerings, does not constitute a Qualified Public Offering.

(a) Priority on Incidental Registration. If the sole or managing underwriter of a registration advises the Company in writing that in its opinion the number of Registrable Securities and other securities requested to be included exceeds the number of Registrable Securities and other securities which can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, the Company will include in such registration the Registrable Securities and other securities of the Company in the following order of priority:

(i) first, the greatest number of securities of the Company proposed to be included in such registration by the Company for its own account and by holders of Other Registration Rights that have priority over the incidental registration rights granted to holders of Registrable Securities under this Agreement, which in the opinion of such underwriters can be so sold; and

(ii) second, after all securities that the Company proposes to register for its own account or for the accounts of holders of Other Registration Rights that have priority over the incidental registration rights under this Agreement have been included, the greatest amount of Registrable Securities and securities having Other Registration Rights that are pari passu with Registrable Securities, in each case requested to be registered by the holders thereof which in the opinion of such underwriters can be sold in such offering without adversely affecting the distribution of the securities being offered, the price that will be paid in such offering or the marketability thereof, ratably among the holders of Registrable Securities (whether requested to be registered pursuant to Section 5.1 or 5.2) and securities subject to such Other Registration Rights based on the respective amounts of Registrable Securities and securities subject to such Other Registration Rights held by each such holder.

(c) Upon delivering a request under this Section 5.2, a Securityholder (excluding Blackstone and its Affiliates, but including any other Transferee thereof) will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Company and one of the Blackstone Directors with respect to such Securityholder’s Securities to be registered pursuant to this Section 5.2 (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will provide, among other things, that the Securityholder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein (who shall be reasonably satisfactory to one of the Blackstone Directors) a certificate or certificates representing such Securities (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on such Securityholder’s behalf with respect to the matters specified therein. Such Securityholder also agrees to execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 5.2.

5.3 Holdback Agreements.

(a) Each holder of Registrable Securities agrees that if requested in connection with an underwritten offering made pursuant to a Registration Statement for which such Securityholder has registration rights pursuant to this Article V by the managing underwriter or underwriters of such underwritten offering, such holder will not effect any Public Sale or distribution of any of the securities being registered or any securities convertible or exchangeable or exercisable for such securities (except as part of such underwritten offering), during the period beginning 10 days prior to, and ending 180 days after, the closing date of each underwritten offering made pursuant to such Registration Statement (or for such shorter period as to which the managing underwriter or underwriters may agree, provided that such shorter period applies equally to all holders of Registrable Securities).

(b) The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration (or for such shorter period as to which the managing underwriter or underwriters may agree), except as part of such Demand Registration or in connection with any employee benefit or similar plan, any dividend reinvestment plan, or a business acquisition or combination and (ii) to use all reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, which are or may be purchased from the Company at any time after the date of this Agreement (other than in a registered offering) to agree not to effect any sale or distribution of any such securities during such period (except as part of such underwritten offering, if otherwise permitted).

5.4 Registration Procedures. In connection with the registration of any Registrable Securities, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) Prepare and file with the SEC a Registration Statement or Registration Statements on a form available for the sale of the Registrable Securities by the holders thereof in accordance with the intended method of distribution thereof, and use its best efforts to cause each such Registration Statement to become effective;

(b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for a period ending on the earlier of (i) 90 days from the effective date and (ii) such time as all of such securities have been disposed of in accordance with the intended method of disposition thereof; cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such prospectus as so supplemented.

(c) Notify the selling holders of Registrable Securities promptly (but in any event within two business days), and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of Registrable Securities the Company becomes aware that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 5.4(h) below cease to be true and correct in all material respects, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, (v) if the Company becomes aware of the happening of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, prospectus or documents so that, in the case of such Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment.

(e) Deliver to each selling holder of Registrable Securities and the underwriters, if any, without charge, as many copies of the prospectus or prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.

(f) Prior to any public offering of Registrable Securities, to use its best efforts to register or qualify, and cooperate with the selling holders of Registrable Securities, the underwriters, if any, the sales agents and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request in writing; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.

(g) Upon the occurrence of any event contemplated by Section 5.4(c)(v) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Enter into an underwriting agreement in form, scope and substance as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing or sole underwriter in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Company and its subsidiaries, and the Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters), addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the holders of Registrable Securities than those set forth in Section 5.6 hereof (or such other provisions and procedures acceptable to holders of a majority of the Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

(i) Comply with all applicable rules and regulations of the SEC and make generally available to its Securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effectiveness of a Registration Statement, which statements shall cover said 12-month periods.

(j)(i) Use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which Common Stock is then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no Common Stock is then so listed, use its best efforts to, either (as the Company may elect) (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) secure designation of all such Registrable Securities as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 or, failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc. (“NASD”).

The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding such holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing; provided that such information shall be used only in connection with such registration. The Company may exclude from such registration the Registrable Securities of any holder who unreasonably fails to furnish such information promptly after receiving such request. Each holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.4(c)(ii), 5.4(c)(iv) or 5.4(c)(v), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or prospectus until such holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4, or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.5 Registration Expenses. Subject to Section 5.1(b)(i), all fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, whether or not any Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees

(including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or “blue sky” laws), (ii) reasonable messenger, telephone and delivery expenses, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants referred to in Section 5.4(h), (v) underwriters’ fees and expenses (excluding discounts, commissions, or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), (vi) Securities Act liability insurance, if the Company so desires such insurance, (vii) internal expenses of the Company, (viii) the expense of any annual audit, (ix) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and (x) the fees and expenses of any Person, including special experts, retained by the Company. In connection with any Demand Registration or Incidental Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (together with appropriate local counsel) chosen by the Requesting Holders, if pursuant to a Demand Registration, or the Company, in all other cases, and other reasonable out-of-pocket expenses of the holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

5.6 Indemnification; Contribution.

(a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the full extent permitted by law, each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), the officers, directors, agents and employees of each such controlling person and any financial or investment adviser (each, an “Indemnified Party”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, actions or proceedings (whether commenced or threatened) reasonable costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees) and reasonable expenses (including reasonable expenses of investigation) (collectively, “Losses”), as incurred, arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or form of prospectus or in any amendment or supplements thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that the same arise out of or are based upon information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein or (ii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration; provided, however, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriters within the meaning of the Securities Act to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) such Person failed to send or deliver a copy of the prospectus with or prior to the delivery of written confirmation of the sale by such Person to the Person asserting the claim from which such Losses arise, (ii) the prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, and (iii) the Company has complied with its obligations under Section 5.4(c). Each indemnity and reimbursement of costs and expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(b) Indemnification by Holders. In connection with any Registration Statement in which a holder of Registrable Securities is participating, such holder, or an authorized officer of such holder, shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or prospectus and agrees, severally and not jointly, to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company within a reasonable period of time prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

(c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the “indemnifying parties”) of the commencement of any action, suit, proceeding or investigation or written threat thereof (a “Proceeding”) with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties’ expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (i) the indemnifying parties agree to pay such fees and expenses; (ii) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such indemnified party or parties and the indemnifying parties or an affiliate of the indemnifying parties or such indemnified parties, and there may be one or more defenses available to such indemnified party or parties that are different from or additional to those available to the indemnifying parties, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). The indemnifying parties shall not consent to entry of any judgment or enter into any settlement which (i) provides for other than monetary damages without the consent of the indemnified party or parties (which consent shall not be unreasonably withheld or delayed) or (ii) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder.

(d) Contribution. If the indemnification provided for in this Section 5.6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 5.6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have a several and not joint obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 5.6(a) or 5.6(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.6(d) were determined by pro-rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 5.6(d). Notwithstanding the provisions of this Section 5.6(d), an indemnifying party that is a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reasons of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

5.7 Rules 144 and 144A. At all times after the Company effects its first Public Offering, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as such information is necessary to permit sales under Rule 144A), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A. Upon the request of any holder of Registrable Securities, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.

5.8 Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

5.9 Registration of Class B Units. To the extent permitted by applicable Law, as soon as reasonably practicable following the date of a Qualified Public Offering, the Company shall use its reasonable best efforts to register all outstanding Class B Units which are Vested Units on Form S-8 (or any successor form) under the Securities Act.

5.10 No Inconsistent Agreements. The Company has not and will not, enter into any agreement with respect to the Company’s securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Article V or otherwise conflicts with the provisions hereof.

ARTICLE VI

VENTURE CAPITAL OPERATING COMPANY

6.1 VCOC Securityholders.

(a) Each Securityholder and any Affiliate thereof that directly or indirectly has an interest in the Company, in each case that is intended to qualify as a “venture capital operating company” as defined in the Plan Asset Regulations (each, a “VCOC Securityholder”), for so long as the VCOC Securityholder, directly or through one or more conduit Subsidiaries, continues to hold any Securities (or other securities of the Company into which such Securities may be converted or for which such Securities may be exchanged), without limitation or prejudice of any the rights provided to the Securityholders hereunder, the Company shall, with respect to each such VCOC Securityholder:

(i) Provide each VCOC Securityholder or its designated representative with:

(A) the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, as the VCOC Securityholder shall reasonably request;

(B) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D) to the extent the Company or any of its Subsidiaries is required by law or pursuant to the terms of any outstanding indebtedness of the Company or such

Subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company or such Subsidiary as soon as available; and

(E) copies of all materials provided to the board of directors of the Company, and if requested, copies of all materials provided to the board of directors of the Company’s Subsidiaries, provided, that the Company shall be entitled to exclude portions of such materials to the extent providing such portions would be reasonably likely to result in the waiver of attorney-client privilege.

(ii) Make appropriate directors and officers of the Company, and its subsidiaries, available periodically and at such times as reasonably requested by the VCOC Securityholder for consultation with the VCOC Securityholder or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii) Give each VCOC Securityholder the right to designate one non-voting board observer who will be entitled to attend all meetings of the Company’s board of directors, participate in all deliberations of the board of directors and receive copies of all materials provided to the board of directors, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the board, and provided, further, that the Company shall be entitled to exclude such observer from such portions of a board meeting to the extent such observer’s presence would be reasonably likely to result in the waiver of attorney-client privilege;

(iv) To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform the VCOC Securityholder or its designated representative in advance with respect to any significant corporate actions, including extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the organizational documents of the Company and any Subsidiary, and to provide the VCOC Securityholder or its designated representative with the right to consult with the Company and each Subsidiary with respect to such actions; and

(v) Provide the VCOC Securityholder or its designated representative with such other rights of consultation which the VCOC Securityholder’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Asset Regulations.

(b) The Company agrees to consider, in good faith, the recommendations of each VCOC Securityholder or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c) In the event that the Company ceases to qualify as an “operating company” (within the meaning of the first sentence of 29 C.F.R. Section 2510.3-101(c)(1) of the Plan Asset Regulations), then the Company and each Securityholder will cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment valued at cost) of each VCOC Securityholder shall continue to qualify as a “venture capital investment” (as defined in the Plan Asset Regulations).

(d) In the event a VCOC Securityholder transfers all or any portion of its investment in the Company to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulations, such affiliated entity shall be afforded the same rights with respect to the Company afforded to the VCOC Securityholder hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

ARTICLE VII

AMENDMENT AND TERMINATION

7.1 Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Securityholders unless such modification, amendment or waiver is approved in writing by each of the Company and Blackstone Majority Holders; provided that no such modification, amendment or waiver may adversely affect Employee Securities or the rights or obligations hereunder of holders of Employee Securities unless approved in writing by the Employee Majority Holders. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

7.2 Termination of Agreement. This Agreement will terminate in respect of all Securityholders (a) with the written consent of the Company, the Blackstone Majority Holders and the Employee Majority Holders, (b) upon the dissolution, liquidation or winding-up of the Company or (c) upon the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other Person or Persons on an arms-length basis, pursuant to which such party or parties acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the Fully Diluted Units or voting stock of the Company (except with respect to the rights to Incidental Registration under Article V, which shall survive). The termination of this

Agreement will not affect any indemnification or contribution obligations under Section 5.6, which shall survive such termination.

7.3 Termination as to a Party. Any Person who ceases to hold any Securities shall cease to be a Securityholder and shall have no further rights or obligations under this Agreement (except with respect to any indemnification and contribution obligations under Section 5.6, which shall survive).

ARTICLE VIII

MISCELLANEOUS

8.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth or as referenced below:

“Affiliate” of any particular Person means any other Person Controlling, Controlled by or under common Control with such particular Person or, in the case of a natural Person, any other member of such Person’s Family Group.

“Agreement” has the meaning set forth in the preface.

“Allocable Shares” has the meaning set forth in Section 3.3(a).

“BCP” has the meaning set forth in the preface.

“Blackstone” has the meaning set forth in the preface.

“Blackstone Demand Right” has the meaning given such term in Section 5.1(a).

“Blackstone Directors” has the meaning given such term in Section 2.1(a)(i).

“Blackstone Majority Holders” means the Person or Persons holding a majority of the Class A-1 Units or Common Stock constituting Blackstone Securities.

“Blackstone Holders” has the meaning given to such term in Section 8.1.

“Blackstone Securities” means (a) Blackstone Units, (b) Securities, Class A-1 Units, Common Stock, Common Stock Equivalents, Preferred Units or Preferred Stock hereafter acquired by Blackstone, and (c) any securities of the Company issued with respect to the securities referred to in clause (a) or (b) above by way of a payment-in-kind, stock dividend, or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Blackstone Units” means the Class A-1 Units issued to Blackstone on the date hereof.

“Call Option” has the meaning given to such term in the Management Subscription Agreements.

“Change of Control” means (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than the Blackstone Member or its affiliates (as defined in Rule 501(b) of the Securities Act of 1933) or (ii) any person or group, other than the Sponsor or its affiliates, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company, including by way of merger, consolidation or otherwise and the Blackstone ceases to control the Board.

“Class A Units” has the meaning set forth in the LLC Agreement.

“Class A-1 Units” has the meaning set forth in the LLC Agreement.

“Class A-2 Units” has the meaning set forth in the LLC Agreement.

“Class B Units” has the meaning set forth in the LLC Agreement.

“Class B-1 Units” has the meaning set forth in the LLC Agreement.

“Class B-2 Units” has the meaning set forth in the LLC Agreement.

“Class B-3 Units” has the meaning set forth in the LLC Agreement.

“Closing Date” means the closing date of the merger under the Merger Agreement.

“Common Stock” has the meaning set forth in the LLC Agreement.

“Common Stock Equivalents” means (without duplication with any Class A Units, Common Stock or other Common Stock Equivalents) rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Units, Common Stock or securities exercisable for or convertible or exchangeable into Class A Units or Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

“Company” has the meaning set forth in the preface.

“Control” (including, with correlative meaning, all conjugations thereof) means with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

“Demand Registration” has the meaning given to such term in Section 5.1(a).

“Drag Along Sale” has the meaning given to such term in Section 4.1(a).

“Employee Majority Holders” means the Person or Persons having beneficial ownership of a majority of the Class A-2 Units or, as the case may be, Common Stock constituting Employee Securities.

“Employee Securities” means (a) Units acquired by the Employees on or after the date of this Agreement under the Management Subscription Agreements, (b) any Securities, Units, Common Stock or Common Stock Equivalents hereafter acquired by any holder of Employee Securities, and (c) any securities issued with respect to the securities referred to in clauses (a) or (b) above by way of a payment-in-kind, stock dividend or stock split or in connection with a combination of shares, exchange, conversion, recapitalization, merger, consolidation or other reorganization, or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Securities” has the meaning set forth in Section 3.3(c).

“Exempt Employee Transfer” means a Transfer of Employee Securities (a) pursuant to an exercise of tag-along rights as an Other Holder under Section 3.3, (b) pursuant to a Change of Control under Section 4.1 or other transaction approved under Section 2.2, (c) to the Company pursuant to a Call Option under a Management Subscription Agreement, (d) to the Company pursuant to an exercise of a Put Option under a Management Subscription Agreement, (e) pursuant to an exercise of incidental registration rights pursuant to Section 5.2, (f) upon the death of the holder pursuant to the applicable laws of descent and distribution, (g) if expressly permitted by an Employee’s Management Subscription Agreement, solely to or among such Employee’s Family Group, (h) incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or (i) to Blackstone or any of its Affiliates.

“Exempt Individual Transfer” means a Transfer of Blackstone Securities held by a natural person (a) upon the death of the holder pursuant to the applicable laws of descent and distribution, (b) solely to or among such Person’s Family Group, or (c) to the Company incidental to the exercise, conversion or exchange of such securities in accordance with their terms, any combination of shares (including any reverse stock split) or any recapitalization, reorganization or reclassification of, or any merger or consolidation involving, the Company.

“Family Group” means, with respect to any individual, such individual’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual’s spouse and/or such individual’s descendants.

“Fully-Diluted Units” means, as of any date of determination, the number of shares of Common Stock outstanding plus (without duplication) all Class A Units or, as the case may be, shares of Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding Common Stock Equivalents.

“Incidental Registration” has the meaning given such term in Section 5.2(a).

“Indemnified Party” has the meaning given such term in Section 5.6(a).

“Limited Partner” means a limited partner of Blackstone (excluding any such limited partner who is an employee either of the general partner of Blackstone or an Affiliate of the general partner of Blackstone).

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement among the Company and its members.

“Losses” has the meaning given such term in Section 5.6(a).

“Management Agreement” means the management agreement in effect at the Effective Time (as defined in the Merger Agreement) among the Company, the subsidiaries of the Company named therein and BMP.

“Management Subscription Agreements” mean the unit subscription agreements between the Company and the respective Employees.

“Member” has the meaning given such term in the LLC Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of February 10, 2007, by and among Crunch Holding Corp., the Company, Peak Acquisition Corp. and Peak Finance LLC, as amended.

“NASD” has the meaning given such term in Section 5.4(j).

“NASDAQ” means the National Association of Securities Dealers Automated Quotation System.

“Other Registration Rights” has the meaning given such term in Section 5.1(a)(iii).

“Ownership Percentage” means, for each Securityholder and with respect to a type and class of Security, the percentage obtained by dividing the number of units or shares of such Security held by such Securityholder by the total number of units or shares of such Security (other than Excluded Securities) outstanding.

“Participation Right” has the meaning given to such term in Section 7.1.

“Person” means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a government or any department or agency or political subdivision thereof.

“Plan Asset Regulations” means the regulations issued by the Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time.

“Priority Right” has the meaning given such term in Section 5.1(c)(i).

“Proceeding” has the meaning given such term in Section 5.6(c).

“Proposed Sale” has the meaning given such term in Section 3.2(a).

“Proposed Sale Notice” has the meaning given such term in Section 3.2(a).

“Public Offering” has the meaning set forth in the LLC Agreement.

“Public Sale” means a sale of Securities pursuant to a Public Offering or a Rule 144 Sale.

“Put Option” has the meaning given such term in the Management Subscription Agreements.

“Qualified Public Offering” “ has the meaning set forth in the LLC Agreement.

“Registrable Securities” means any Class A Units, any Blackstone Securities and any Securities that are of the same type and class as the Blackstone Securities. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when they have been (i) Transferred in a Public Sale or (ii) otherwise Transferred and, in the event such Securities are certificated, new certificates not bearing the legend set forth in Section 8.2(b) hereof shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or such state securities or blue sky laws then in force. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a Transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been affected.

“Registration Expenses” means all amounts payable by the Company pursuant to Section 5.5.

“Registration Notice” has the meaning given such term in Section 5.1(a).

“Registration Request” has the meaning given such term in Section 5.1(a).

“Registration Statement” means any registration statement of the Company under which any of the Registrable Securities are included therein pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Requesting Holder” has the meaning given such term in Section 5.1(a).

“Rule 144” means Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Rule 144 Sale” means a sale of Securities to the public through a broker, dealer or market-maker pursuant to the provisions of Rule 144 adopted under the Securities Act (or any successor rule or regulation).

“Sale Notice” has the meaning given such term in Section 3.3(a).

“Sale Participation Notice” has the meaning given to such term in Section 7.3.

“SEC” means the Securities and Exchange Commission.

“Securities” means, collectively, the Blackstone Securities and the Employee Securities.

“Securityholder” has the meaning given such term in the preface.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Selling Employee Holder” has the meaning given such term in Section 3.2(a).

“Selling Blackstone Holder” has the meaning given such term in Section 3.3(a).

“Subsidiary” means any corporation, limited liability company, partnership or other entity with respect to which another specified entity has the power to vote or direct the voting of sufficient securities to elect directors (or comparable authorized persons of such entity) having a majority of the voting power of the board of directors (or comparable governing body) of such entity.

“Tag-Along Notice” has the meaning given such term in Section 3.2(a).

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such Security or any interest therein.

“Units” has the meaning set forth in the LLC Agreement.

“Unvested Units” has the meaning set forth in the Employee’s applicable Management Subscription Agreement.

“Vested Units” has the meaning set forth in the Employee’s applicable Management Subscription Agreement.

8.2 Legends.

(a) Securityholders Agreement. Each certificate or instrument evidencing Securities, if any, and each certificate or instrument, if any, issued in exchange for or upon the Transfer of any such Securities (if such securities remain subject to this Agreement after such Transfer) shall be stamped or otherwise imprinted with a legend (as appropriately completed under the circumstances) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE CONSTITUTE [“EMPLOYEE SECURITIES”] [“BLACKSTONE SECURITIES”] UNDER A CERTAIN SECURITYHOLDERS AGREEMENT DATED AS OF APRIL 2, 2007 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S SECURITYHOLDERS AND, AS SUCH, ARE SUBJECT TO CERTAIN VOTING PROVISIONS, PURCHASE RIGHTS AND RESTRICTIONS ON TRANSFER SET FORTH IN THE SECURITYHOLDERS AGREEMENT. A COPY OF SUCH SECURITYHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) Restricted Securities. Each instrument or certificate, if any, evidencing Securities and each instrument or certificate, if any, issued in exchange or upon the Transfer of any Securities shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY

NOT BE OFFERED OR SOLD UNLESS IT HAS BEEN REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE (AND, IN SUCH CASE, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SHALL HAVE BEEN DELIVERED TO THE COMPANY TO THE EFFECT THAT SUCH OFFER OR SALE IS NOT REQUIRED TO BE REGISTERED UNDER THE SECURITIES ACT).”

(c) Removal of Legends. Whenever in the opinion of the Company and counsel reasonably satisfactory to the Company (which opinion shall be delivered to the Company in writing) the restrictions described in any legend set forth above cease to be applicable to any Securities, the holder thereof shall be entitled to receive from the Company, without expense to the holder, a new instrument or certificate not bearing a legend stating such restriction.

8.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

8.4 Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

8.5 Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Securityholders and any subsequent holders of Securities and the respective successors and assigns of each of them, so long as they hold Securities.

8.6 Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

8.7 Remedies. The Company and the Securityholders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Securityholder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

8.8 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when sent by facsimile (receipt confirmed) delivered personally, five days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service. The Company’s address is:

Peak Holdings LLC
One Old Bloomfield Avenue
Mountain Lakes, NJ 07046
Attention: General Counsel

with a copy to:

Peak Holdings LLC c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Attention:	Prakash Melwani

and:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention:	Daniel Clivner, Esq.
Gregory T. Grogan, Esq.

A copy of each notice given to the Company shall be given to Blackstone (and no notice to the Company shall be effective until such copy is delivered to Blackstone) at the following addresses:

Blackstone Capital Partners V L.P.
c/o The Blackstone Group
345 Park Avenue
New York, NY 10154
Attention:	Prakash Melwani

with a copy to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017-3954
Attention:	Daniel Clivner, Esq.
Gregory T. Grogan, Esq.

8.9 Governing Law. The Delaware Limited Liability Company Act (and, following the conversion of the Company into a corporation or the Company being merged into, or otherwise succeeded by, a corporation, the relevant state corporation law) shall govern all questions arising under this Agreement concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York applicable to contracts made and to be performed in the State of New York.

8.10 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Securityholders Agreement on the day and year first above written.

PEAK HOLDINGS LLC

By:	/s/ Shervin Korangy
Name:	Shervin Korangy
Title:	Vice President

BLACKSTONE CAPITAL PARTNERS V L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C.,
its sole member

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE CAPITAL PARTNERS V-AC L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C.,
its sole member

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C.,
its sole member

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP V-A L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C.,
its sole member

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Senior Managing Director

BLACKSTONE PARTICIPATION PARTNERSHIP V L.P.

By:	Blackstone Management Associates V L.L.C.,
its general partner

By:	BMA V L.L.C.,
its sole member

By:	/s/ Prakash Melwani
Name:	Prakash Melwani
Title:	Senior Managing Director